UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2022, we entered into private placement subscription agreements, whereby we issued unsecured convertible notes (the "Notes") to three subscribers in the aggregate principal amounts of US$3,800,000. The Notes will mature on September 4, 2022 and will accrue interest at 8% per annum, which interest will be payable on the date of the maturity.

Pursuant to the terms of the Notes, the holders of the Notes may convert all or any part of the principal amount outstanding under the Notes into units (the "Conversion Units") at a conversion price of US$0.80 per Conversion Unit. Each Conversion Unit will consist of one share of our common stock and one share purchase warrant. Each share purchase warrant will entitle the holder thereof to acquire one share of our common stock at a price of US$1.10 per share until March 4, 2025.

Pursuant to the subscription agreements, in consideration for the subscribers' execution and delivery of the subscription agreements, we have agreed to issue each subscriber a number of shares of our common stock that is equal to 10% of the subscription amount divided by US$0.80 per share for an aggregate of 475,000 shares to three subscribers. In addition, pursuant to the subscription agreements, if we default in the payments of any principal amounts of the Notes that are not converted into Conversion Units and owing under the Notes when due and we fail to cure such default within ten business days after written notice of default is sent by the subscribers to our company, we have agreed to issue applicable subscribers a number of shares of our common stock that is equal to 20% of the subscription amount divided by US$0.80 per share for up to an aggregate of 950,000 shares to three subscribers.

We issued the Notes and issued and intend to the shares of our common stock pursuant to the subscription agreements to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided under Item 2.03 is responsive to the information required by this Item 3.02.

Item 7.01  Regulation FD Disclosure.

A copy of our news release dated March 4, 2022 is being furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	News Release dated March 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

March 4, 2022